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      As filed with the Securities and Exchange Commission on July 11, 1997
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 8, 1997



                          DUKE REALTY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)


     Indiana                         1-9044                    35-1740409
(State or jurisdiction of         (Commission               (I.R.S. Employer
incorporation or organization)    File Number)             Identification No.)


     8888 KEYSTONE CROSSING, SUITE 1200
     INDIANAPOLIS, INDIANA                                       46240
     (Address of principal executive offices)                  (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 574-3531


                                 Not applicable
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     The Registrant has made application to list certain Depositary Shares
(the "Depositary Shares"), each representing a 1/10th ownership interest in one 7.99% Series B Cumulative Step-Up Premium Rate Preferred Stock of the Registrant, with the New York Stock Exchange (the "Exchange"). However, the Registrant does not anticipate that the application will be approved until the Exchange's distribution requirements are satisfied. As of July 10, 1997, a representative of the Exchange has informed the Registrant that the Exchange would require at least 100 beneficial owners of the Depositary Shares in order for the Depositary Shares to satisfy the Exchange's distribution requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed with this report pursuant to Regulation S-K Item 601(b) in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant and Duke Realty Limited Partnership, file no. 333-04695, under the Securities Act of 1933, as amended (the "Registration Statement"), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, is set forth in full in the Registration Statement.

Exhibit
Number         Exhibit
-------        -------

    1          Terms Agreement dated July 8, 1997.

    3 Designating Amendment to the Amended and Restated Articles of Incorporation of Duke Realty Investments, Inc. establishing the terms of the 7.99% Series B Cumulative Step-Up Premium Rate Preferred Stock.

    4.1 Deposit Agreement dated as of July 11, 1997, by and between Duke Realty Investments, Inc. and American Stock Transfer & Trust Co.

   4.2 Form of temporary certificate for Series B Cumulative Step-Up Premium Rate Preferred Stock.

   4.3         Form of depositary receipt for depositary shares.

    5          Opinion of Bose McKinney & Evans, including consent.


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    8          Tax Opinion of Bose McKinney & Evans, including consent.

   10 Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DUKE REALTY INVESTMENTS, INC.



Date: July 11, 1997                          By: /s/ Dennis D. Oklak
                                             ------------------------
                                             Dennis D. Oklak
                                             Vice President

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